Exhibit 3.2

REGISTRATION NO. 201218209G

THE COMPANIES ACT (CHAPTER 50) OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

WAVE LIFE SCIENCES LTD.

INCORPORATED ON THE 23rd DAY OF JULY 2012

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THE COMPANIES ACT (CHAPTER 50) OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

WAVE LIFE SCIENCES LTD.

1.	The name of the Company is WAVE LIFE SCIENCES LTD.

2.	The Registered Office of the Company will be situated in the Republic of Singapore.

3.	The liability of the members is limited.

4.	Subject to the provisions of the Companies Act (Chapter 50) of Singapore, and any other written law and the Memorandum and Articles of Association of the Company, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a) above, full rights, powers and privileges.

5.	The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions, or designations in accordance with the regulations for the time being of the Company.

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THE COMPANIES ACT (CHAPTER 50) OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

WAVE LIFE SCIENCES LTD.

PRELIMINARY

1.	The regulations contained in Table “A” in the Fourth Schedule to the Companies Act (Chapter 50) of Singapore shall not apply to the Company, but the following shall subject to repeal, addition and alteration as provided by the Act or these Articles be the regulations of the Company.	Table “A” not to apply

2.	In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-	Interpretation

WORDS	MEANINGS

The Act	The Companies Act (Chapter 50) of Singapore or any statutory modification, amendment or re-enactment thereof for the time being in force and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent act or acts.

Additional Consideration	Shall have the meaning ascribed to it in Article 11(b)(ii).

Additional Ordinary Shares	Shall have the meaning ascribed to it in Article 11(e)(vii).

Alternate Director	A person appointed as an alternate Director pursuant to Article 107.

Annual General Meeting	A General Meeting designated as an Annual General Meeting and held in accordance with Article 62(b) and the Act.

These Articles	These Articles of Association or other regulations of the Company for the time being in force.

Auditors	The auditors for the time being of the Company.

Board of Directors	The board of directors of the Company.

Business Day	A day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Singapore.

The Company	The abovenamed Company by whatever name from time to time called.

Change in Capital	Any subdivision, consolidation, bonus issue or other distributions of Ordinary Shares or combination of shares or rights issue or other change in the capital structure of the Company.

corporation

Any body corporate formed or incorporated or existing in Singapore or outside Singapore and includes any foreign company but does not include:

(a)    any body corporate that is incorporated in Singapore and is by notification of the Minister in a gazette published by order of the government of Singapore declared to be a public authority or an instrumentality or agency of the government of Singapore or to be a body corporate which is not incorporated for commercial purposes;

(b)    any corporation sole;

(c)    any co-operative society;

(d)    any registered trade union; or

(e)    any limited liability partnership.

Convertible Securities	Shall have the meaning ascribed to it in Article 11(e)(vii).

Deemed Liquidation Event	Each of the following events, unless the holders of at least 56% of the then issued Series B Preferred Shares elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event: (a) a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares in the capital of the Company pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares in the issued and paid-up capital of the Company immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, shares in the capital of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

Designated Stock Exchange	NASDAQ or at any time, in the case of the Shares, if they are not at that time listed and traded on NASDAQ, the principal stock exchange or securities market on which the Ordinary Shares are then listed or quoted or dealt in.

Director	Any director for the time being of the Company, including any person duly appointed and acting for the time being as an Alternate Director.

electronic communication

Communication transmitted (whether from one person to another, from one device to another, from a person to a device or from a device to a person):-

(a)    by means of a telecommunication system; or

(b)    by other means but while in an electronic form,

such that it can (where particular conditions are met) be received in legible form or be made legible following receipt in non-legible form.

Exempted Securities	Shall have the meaning ascribed to it in Article 11(e)(vii).

Extraordinary General Meeting	Shall have the meaning ascribed to it in Article 63(a).

General Meeting	A general meeting of the Company.

Initial Consideration	Shall have the meaning ascribed to it in Article 11(b).

Liquidator	The liquidator appointed for the purpose of winding up the affairs and distributing the assets of the Company.

Managing Director	A person appointed as a managing director pursuant to Article 99, with such powers as may be entrusted and conferred to such person by the Board in accordance with Article 102.

Member	Any registered holder of one (1) or more shares (of any class or denomination) in the capital of the Company from time to time.

Minister	The minister for the time being charged with the responsibility for the department or subject to which the context refers.

Month	Calendar month.

NASDAQ	The NASDAQ Stock Market LLC.

Office	The registered office of the Company for the time being, and shall include any registered office at which a branch register is being maintained outside of Singapore in accordance with Section 190 of the Act with respect to any class of share capital.

Option	Shall have the meaning ascribed to it in Article 11(e)(vii).

Ordinary Resolution	A resolution not being a Special Resolution which is, or which is to be, passed by a majority of Members as, being entitled to do so, vote in person or by proxy at a General Meeting.

Ordinary Shareholders	The holders of the Ordinary Shares who are registered as Members of the Company and Ordinary Shareholder means any one of them.

Ordinary Shares	The ordinary shares in the capital of the Company.

Preferred Shares	The Series A Preferred Shares and the Series B Preferred Shares.

Preferred Shareholders	The holders of the Preferred Shares who are registered as Members and Preferred Shareholder means any one of them.

Register	The Register of Members and any branch register thereof to be established and maintained outside of Singapore in accordance with applicable provisions of the Act.

Seal	The Common Seal of the Company or, in appropriate cases, the Official Seal or duplicate Common Seal.

Secretary	The secretary or secretaries appointed under these Articles to serve the Company in such capacity and shall include any person entitled to perform the duties of secretary temporarily.

Series A Optional Conversion Date	Shall have the meaning ascribed to it in Article 10(g)(i).

Series A Optional Conversion Right	The right of Series A Preferred Shareholders, subject to the provisions of Article 10(h), the Act and any other applicable law, to convert the Series A Preferred Shares held by them into Ordinary Shares.

Series A Preferred Dividend	Shall have the meaning ascribed to it in Article 10(c).

Series A Preferred Shareholder	A holder of the Series A Preferred Shares who is registered as a Member of the Company.

Series A Preferred Shares	The Series A preferred shares in the capital of the Company having the rights, privileges and restrictions set out in Article 10.

Series A Relevant Shares	Shall have the meaning ascribed to it in Article 10(g)(iii).

Series A Issue Amount	In relation to a Series A Preferred Share, the subscription price in United States Dollars paid for each Series A Preferred Share.

Series B Conversion Price	US$12.37 per share, subject to adjustment in accordance with Article 11(e) and Article 11(f).

Series B Issue Amount	In relation to a Series B Preferred Share, the subscription price in United States Dollars paid for each Series B Preferred Share (US$12.37 per share).

Series B Issue Date	The date on which the first Series B Preferred Share is allotted and issued.

Series B Liquidation Amount	Shall have the meaning ascribed to it in Article 11(b)(i).

Series B Mandatory Conversion Date	Shall have the meaning ascribed to it in Article 11(f).

Series B Optional Conversion Date	Shall have the meaning ascribed to it in Article 11(e)(i).

Series B Optional Conversion Notice	The written notice to the Company to be given by Series B Preferred Shareholders holding not less than 56% of all issued Series B Preferred Shares for the conversion of the Series B Preferred Shares and lodged at the registered office of the Company pursuant to these Articles.

Series B Optional Conversion Right	The right of Series B Preferred Shareholders, subject to the provisions of Article 11(e), the Act and any other applicable law, to convert the Series B Preferred Shares held by them into Ordinary Shares.

Series B Preferred Director	The Director elected by the holders of the Series B Preferred Shares.

Series B Preferred Shareholders	The registered holders of the Series B Preferred Shares and Series B Preferred Shareholder means any of them.

Series B Preferred Shares	The Series B preferred shares in the capital of the Company carrying the rights, privileges and benefits set out in Article 11 of these Articles.

Series B Relevant Shares	Shall have the meaning ascribed to it in Article 11(e)(iii).

Singapore	The Republic of Singapore.

Singapore Dollar(s) or S$	The lawful currency of Singapore.

Special Resolution	Subject to Section 184 of the Act, a resolution which is, or which is to be, passed by a majority of not less than three-fourths of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy present at a General Meeting of which not less than 21 days’ written notice specifying the intention to propose the resolution as a special resolution has been duly given.

telecommunication system	Has the meaning as in the Telecommunications Act (Chapter 323) of Singapore or any statutory modification, amendment or re-enactment thereof for the time being in force.

United States Dollar(s) or US$	The lawful currency of the United States of America.

writing and written	Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form.

year	Calendar Year.

Words denoting the singular number only shall include the plural and vice versa. Words denoting the masculine gender only shall include the feminine gender.

References in this Articles to a person shall include any natural person, limited or unlimited liability company, corporation, partnership (whether limited or unlimited), proprietorship, trust, union, association, government or any agency or political subdivision thereof or any other legal business entity.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles.

BUSINESS

3.	Subject to the provisions of the Act, the memorandum of association of the Company or these Articles, any branch or kind of business may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.	Any branch or kind of business may be undertaken by Directors

PUBLIC COMPANY

4.	The Company is a public company.	Public Company

SHARES

5.	Except as expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.	Prohibition against financial assistance

6.	The Company may, subject to and in accordance with the Act, purchase or otherwise acquire any class of shares in the issued share capital of the Company on such terms and in such manner as the Company may from time to time think fit. The Company may deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act (including without limitation, to hold such shares as treasury shares).	Company may acquire its own issued ordinary shares

7.	Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in a General Meeting but subject thereto and to the provisions of these Articles, the Directors may issue, allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Directors may think fit.	Issue of Shares

8.	Neither the Company nor the Directors shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or disposal of shares to Members or others with registered addresses in any particular territory or territories where such allotment, offer, option or disposal is potentially likely in the opinion of the Directors to be in violation of applicable laws, or where compliance with such applicable laws would be impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.	No obligation to make offer of shares

9.

(a)    The rights attached to shares issued upon special conditions shall be clearly defined in the memorandum of association of the Company or these Articles. Shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.

Special Rights

(b) Notwithstanding anything in these Articles, a treasury share shall be subject to such rights and restrictions as may be prescribed in the Act and shall only be dealt with by the Company in such manner as may be permitted by, and in accordance with, the Act. For the avoidance of doubt, save as expressly permitted by the Act, the Company shall not be entitled to any rights of a Member under
	these Articles.	Treasury Shares

SERIES A PREFERRED SHARES

10.	Subject to the provisions of these Articles, the Company may issue fully paid up Series A Preferred Shares which shall carry the following rights, benefits and privileges and be subject to the following restrictions:	Rights, benefits and privileges of Series A Preferred Shares
(a) Each Series A Preferred Share shall be issued at an issue price to be determined by the Directors.

(b)   Notwithstanding Article 15, the rights, benefits and privileges conferred upon the Series A Preferred Shareholder shall not be deemed to be varied by the creation or issue of further Ordinary Shares or Preferred Shares ranking equally therewith.

(c)    The Series A Preferred Shares shall carry a non-cumulative dividend at an annual rate of 15% of the Series A Issue Amount in preference to the Ordinary Shares, payable out of the distributable profits of the Company, when, as and if declared by the Directors (Series A Preferred Dividend). All rights with respect to the Series A Preferred Shares to receive Series A Preferred Dividends will terminate on the Series B Mandatory Conversion Date, following which the Series A Preferred Shares shall not be entitled to any dividends.

(d)   The Series A Preferred Shares shall in a liquidation, dissolution or winding up of, or on a return of capital by, the Company or a Deemed Liquidation Event rank, as regards a return of capital, equally with the Ordinary Shares up to such time immediately prior to the listing of the Ordinary Shares with NASDAQ. Thereafter, In the event of a liquidation, dissolution or winding up of, or on a return of capital by, the Company or a Deemed Liquidation Event, the Series A Preferred Shareholders shall be entitled to receive from the Company, after any amounts due to the Series B Preferred Shareholders have been paid but before any amounts due to any other class of shares in the capital of the Company have been paid, US$0.002 per Series A Preferred Share provided, however, that:

(i)     the aggregate amount due to be paid to each Series A Preferred Shareholder under this Article 10(d) shall be rounded up to the nearest cent; and

(ii)   prior to the occurrence of such liquidation, dissolution or winding up of, or return of capital by, the Company or Deemed Liquidation Event, the Company shall provide the Series A Preferred Shareholders with at least fifteen (15) days prior notice of such event to allow such shareholders the opportunity to exercise, at their election, the Series A Optional Conversion Right pursuant to Article 10(g) herein.

(e)    Save as provided in Articles 10(c) and 10(d) above, the Series A Preferred Shares shall not confer the right to any further or other rights to participate in the profits or assets of the Company nor shall they confer a right to participate in any issue of Ordinary Shares.

(f)     The Series A Preferred Shareholder:

(i)     shall not be entitled to vote at any General Meeting (other than under the circumstances set out in Article 10(f)(iii) below);

(ii)    shall be entitled to attend, speak and vote at any separate class meeting of the Series A Preferred Shareholder; and

(iii)  notwithstanding Article 10(f)(i) above, shall be entitled to attend (in person or by proxy or attorney or in the case of a corporation, by a representative) any General Meeting and to be counted for the purposes of a quorum at such General Meeting and, in a poll thereat, to one vote in respect of each Series A Preferred Share held if (but only if):

(aa)  such Series A Preferred Dividend or any part thereof is in arrear and has remained unpaid for at least 12 months after it has been declared. For the avoidance of doubt, no dividends can be declared unless there are distributable profits that can lawfully be paid, for so long as the Series B Preferred Shareholder is entitled to receive the Series A Preferred Dividend. Unless there are such profits that a declaration of dividends can be made, no arrears of dividend would arise and hence no voting rights would arise on the Series A Preferred Shares under these Articles and such right shall terminate on the Series B Mandatory Conversion Date; and/or

(bb)  the matters to be discussed at the meeting relate to or are intended to pass resolutions (i) which would vary or abrogate the rights attached to the Series A Preferred Share; and (ii) for the winding-up of the Company. For the avoidance of doubt, such resolutions require the unanimous approval of the Series A Preferred Shareholders.

Where permitted pursuant to Article 10(f), the Series A Preferred Shareholder and the Ordinary Shareholders shall generally vote together and not as a separate class except as expressly provided otherwise in these Articles and except where any such resolutions are subject to a separate class vote as required by applicable laws.

(g)    Optional Conversion

Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder therefor, into such number of fully paid and non-assessable Ordinary Shares at a ratio of one-for-one (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation), and such Series A Preferred Shares so converted may not be reissued by the Company. The Series A Optional Conversion Right shall be subject to the following terms:

(i)     the Series A Optional Conversion Right shall be exercisable on any Business Day at the election of a Series A Preferred Shareholder upon delivery to the Company of a Series A Optional Conversion Notice together with the share certificates in respect of the Series A Preferred Shares to be converted or such other documents or evidence (if any) as the Directors may reasonably require to prove the title and claim of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may require). The Series A Optional Conversion Notice shall state the effective date of conversion which shall be at least five (5) days after the date that such notice is provided to the Company (Series A Optional Conversion Date). A Series A Optional Conversion Notice once given may not be withdrawn without the consent in writing of the Company;

(ii)    upon conversion, such Series A Preferred Shares shall be converted into Ordinary Shares credited as fully paid and, from the Series A Optional Conversion Date, the rights attached to such Series A Preferred Shares shall be altered and such Series A Preferred Shares shall cease to have any preference or priority set out in this Article 10 and shall rank pari passu in all respects with the Ordinary Shares then in issue (save for any dividends, rights or other distributions the record date of which is before the relevant Series A Preferred Optional Conversion Date);

(iii)  conversion of such Series A Preferred Shares as are due to be converted as aforesaid on any Series A Optional Conversion Date (the Series A Relevant Shares) shall be effected in such manner as the Directors shall, subject to these Articles and as the Act or other applicable laws or regulations may allow, from time to time determine;

(iv)   fractions of Ordinary Shares shall not be issued on conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board of Directors.

Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion;

(v)    the Company shall, within five (5) Business Days of the relevant Series A Optional Conversion Date and in exchange for the certificates in respect of the Series A Relevant Shares, deliver the share certificates in respect of the Ordinary Shares into which such Series A Relevant Shares are converted, and any balancing certificate for any Series A Preferred Shares which remain unconverted to the holder of the Series A Relevant Shares.

Any certificate to be despatched by the Company pursuant to this Article 10(h)(v) shall be sent by registered post at the risk of the holder of the Series A Relevant Shares.

All certificates relating to the Series A Preferred Shares which have been delivered for conversion shall upon issue of the Ordinary Shares be cancelled forthwith; and

(vi)   appropriate and proportional adjustments shall be made to the Series A Optional Conversion Right from time to time by the Directors in the event of any Change in Capital such that upon conversion of the Series A Preferred Shares following such Change in Capital, the holder of such Series A Preferred Share shall be entitled to receive such number of Ordinary Shares or other securities equal to the number of Ordinary Shares or other securities he would have been entitled to receive as an Ordinary Shareholder following a Change in Capital, had he converted his Series A Preferred Shares immediately prior to that Change in Capital.

(h)    Notwithstanding anything in these Articles and to the fullest extent permitted by law, the rights, benefits and privileges attached to the Series A Preferred Shares shall not be construed or deemed to be varied or abrogated by any amendment to these Articles, save for any amendment to this Article 10 in respect of the rights, benefits and/or privileges attached to the Series A Preferred Shares.

SERIES B PREFERRED SHARES
11.	The Company may allot and issue Series B Preferred Shares, at such issue price and on such terms and conditions as the Directors may determine, which shall carry the following rights, benefits and privileges and be subject to the following restrictions:	Rights, benefits and privileges of Series B Preferred Shares

(a)    Dividend

The Company shall not declare, pay or set aside any dividends on the share capital of the Company unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of the issued Series B Preferred Shares shall first receive, or simultaneously receive, a dividend on each issued Series B Preferred Share in an amount at least equal to (i) in the case of a dividend on the Ordinary Shares or any class or series of shares that is convertible into Ordinary Shares, that dividend per Series B Preferred Share as would equal the product of (A) the dividend payable on each share determined, if applicable, as if all shares of such class or series of shares had been converted into Ordinary Shares and (B) the number of Ordinary Shares issuable upon conversion of a Series B Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series of shares that is not convertible into Ordinary Shares, at a rate per Series B Preferred Share determined by (A) dividing the amount of the dividend payable on each share of such class or series of shares by the original issuance price of such class or series of shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation with respect to such class or series of shares) and (B) multiplying such fraction by an amount equal to the Series B Issue Amount; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares, the dividend payable to the Series B Preferred Shareholders pursuant to this Article 11(a) shall be calculated based upon the dividend on the class or series of shares that would result in the highest dividend in respect of the Series B Preferred Shares.

(b)    Capital

On a liquidation, dissolution or winding up of, or on a return of capital by, the Company or a Deemed Liquidation Event (but not on conversion or redemption of the Series B Preferred Shares or winding-up on dissolution pursuant to Article 11(j)), the assets of the Company available for distribution among the Members shall be applied as follows:

(i)     firstly, in paying to each Series B Preferred Shareholder, an amount per share equal to the greater of, which greater amount shall be the Series B Liquidation Amount:

(aa)  the aggregate of (1) the Series B Issue Amount for all Series B Preferred Shares held by him; and (2) any dividends declared but unpaid thereon; and

(bb)  such amount which such Series B Preferred Shareholder would have otherwise received if all the issued Series B Preferred Shares had been converted into Ordinary Shares immediately prior to such liquidation, dissolution, winding up or return of capital or Deemed Liquidation Event in accordance with these Articles;

(ii)    secondly, the balance of such assets and profits shall belong to and be distributed among the holders of any class of shares in the capital of the Company other than the Series B Preferred Shares and shares not entitled to participate in such assets, in accordance with respective rights attaching thereto.

The Company shall not have the power to effect a Deemed Liquidation Event unless the definitive agreement governing such Deemed Liquidation Event provides that the consideration payable to the Members of the Company shall be allocated among the Members in accordance with this Article 11(b). The amount deemed paid or distributed to the Members upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to the Members by the Company or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the shareholders of the Company is payable only upon satisfaction of contingencies (the Additional Consideration), the definitive agreement governing such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the Initial Consideration) shall be allocated among the shareholders of the Company in accordance with Articles 11(b)(i) and 11(b)(ii) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the shareholders of the Company in accordance with Articles 11(b)(i) and 11(b)(ii) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this paragraph, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(c)    Default in payment or partial payment

If by reason of any provision of the Act, the Company is unable to make payment of any amount due in respect of the Series B Preferred Shares, then the Company shall from time to time (subject to the maximum amount and extent permitted by law, and on the earliest date on which such payments may lawfully be made) make payments on account of the amount so owing on a pro rata basis until such amount has been paid in full.

(d)    Voting

(i)     On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each Series B Preferred Shareholder shall be entitled to cast the number of votes equal to the number of whole Ordinary Shares into which the Series B Preferred Shares held by such shareholder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of these Articles, Series B Preferred Shareholders shall vote together with the Ordinary Shareholders as a single class.

(ii)    The holders of record of the Series B Preferred Shares, exclusively and as a separate class, shall be entitled to elect one (1) Director and the holders of record of the Ordinary Shares, exclusively and as a separate class, shall be entitled to elect three (3) Directors. Any Director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of shares entitled to elect such Director or Directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of the shareholders of that class or series of shares. If the holders of Series B Preferred Shares or Ordinary Shares, as the case may be, fail to elect a sufficient number of Directors to fill all directorships for which they are entitled to elect Directors, voting exclusively and as a separate class, pursuant to the first sentence of this Article 11(d)(ii), then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Shares or Ordinary Shares, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Company other than by the shareholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the Ordinary Shares and of any other class or series of voting shares (including the Series B Preferred Shares), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of Directors. At any meeting of shareholders held for the purpose of electing a Director, the presence in person or by proxy of the holders of a majority of the issued shares of the class or series entitled to elect such Director shall constitute a quorum for the purpose of electing such Director. Except as otherwise provided in this Article 11(d)(ii), a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining Director or Directors elected by the holders of such class or series pursuant to this Article 11(d)(ii).

(iii)  The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Articles) the written consent or affirmative vote of the holders of at least (1) 56% of the then issued Series B Preferred Shares and (2) a majority of the then issued Ordinary Shares, given in writing or by vote at a meeting, consenting or voting together as a class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(aa)  liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

(bb)  create, or authorise the creation of, or issue, or authorise the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, other than equipment leases or bank lines of credit, unless such debt security has received the prior approval of the Board of Directors, including the Series B Preferred Director;

(cc)  create, or hold shares in the capital of, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell, transfer or otherwise dispose of any shares in the capital of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(dd)  increase or decrease the authorised number of Directors constituting the Board of Directors.

(iv)   The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Articles) the written consent or affirmative vote of the holders of at least 56% of the then issued Series B Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(aa)  amend, alter or repeal any provision of these Articles in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Shares;

(bb)  create, or authorise the creation of, any additional class or series in the share capital of the Company unless the same ranks junior to the Series B Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption;

(cc)  issue, or authorise the issuance of, more than a total of 21,824,563 Ordinary Shares, 3,901,348 Series A Preferred Shares or 5,334,892 Series B Preferred Shares;

(dd)  purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares in the capital of the Company, other than (i) dividends or distributions on the Series B Preferred Shares as expressly authorised herein, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional Ordinary Shares, or (iii) repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof; or

(ee)  liquidate, dissolve, or wind-up the affairs of the Company, or effect any merger or consolidation or any other Deemed Liquidation Event within 18 months following the Series B Issue Date, which would result in gross proceeds to the holders of Series B Preferred Shares equal to an amount per share less than the Series B Issue Amount.

(v)    Ordinary Shareholders are entitled to one vote for each Ordinary Share held at all meetings of shareholders (and written actions in lieu of meetings); provided however that except as otherwise required by law, Ordinary Shareholders, as such, shall not be entitled to vote on any amendment to these Articles that relates solely to the terms of one or more issued series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles or the Act.

(vi)   The provisions of these Articles relating to votes of Members shall (subject to and except to the extent inconsistent with this Article 11) apply mutatis mutandis to votes of the Series B Preferred Shareholders at any General Meeting or the class meeting of the Series B Preferred Shareholders, as the case may be.

(e)    Optional Conversion

Each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder therefor, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Series B Issue Amount by the Series B Conversion Price in effect at the time of conversion and such Series B Preferred Shares so converted may not be reissued by the Company. The Series B Conversion Price and the rate at which the Series B Preferred Shares may be converted into Ordinary Shares shall be subject to adjustment as provided in this Article 11(e). The Series B Optional Conversion Right shall be subject to the following terms:

(i)     The Series B Optional Conversion Right shall be exercisable on any Business Day at the election of each Series B Preferred Shareholder upon delivery to the Company of the Series B Optional Conversion Notice together with the share certificates in respect of the Series B Preferred Shares or such other documents or evidence (if any) as the Directors may reasonably require to prove the title and claim of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may require). The Series B Optional Conversion Notice shall state the effective date of conversion which shall be at least five (5) days after the date that such notice is provided to the Company (Series B Optional Conversion Date). A Series B Optional Conversion Notice once given may not be withdrawn without the consent in writing of the Company.

(ii)    Upon conversion, such Series B Preferred Shares shall be converted into Ordinary Shares credited as fully paid and, from the Series B Optional Conversion Date, the rights attached to such Series B Preferred Shares shall be altered and such Series B Preferred Shares shall cease to have any preference or priority set out in this Article 11 and shall rank pari passu in all respects with the Ordinary Shares then in issue (save for any dividends, rights or other distributions the record date of which is before the relevant Series B Optional Conversion Date).

(iii)  Conversion of such Series B Preferred Shares as are due to be converted as aforesaid on any Series B Optional Conversion Date (the Series B Relevant Shares) shall be effected in such manner as the Directors shall, subject to these Articles and as the Act or other applicable laws or regulations may allow, from time to time determine.

(iv)   Fractions of Ordinary Shares shall not be issued on conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary

Share as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series B Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

(v)    The Company shall, within five (5) Business Days of the relevant Series B Optional Conversion Date and in exchange for the certificates in respect of the Series B Relevant Shares, (1) deliver the share certificates in respect of the Ordinary Shares into which such Series B Relevant Shares are converted, and any balancing certificate for any Series B Preferred Shares which remain unconverted to the holder of the Series B Relevant Shares, (2) pay in cash such amount as provided in sub-clause (iv) above in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and (3) pay all declared but unpaid dividends on the Series B Preferred Shares converted.

Any certificate to be despatched by the Company pursuant to this Article 11(e)(v) shall be sent by registered post at the risk of the holder of the Series B Relevant Shares.

All certificates relating to the Series B Preferred Shares which have been delivered for conversion shall upon issue of the Ordinary Shares be cancelled forthwith.

(vi)   Appropriate and proportional adjustments shall be made to the Series B Conversion Price and the Series B Optional Conversion Right from time to time by the Directors in the event of any Change in Capital such that upon conversion of the Series B Preferred Shares following such Change in Capital, the holder of such Series B Preferred Share shall be entitled to receive such number of Ordinary Shares or other securities equal to the number of Ordinary Shares or other securities he would have been entitled to receive as an Ordinary Shareholder following a Change in Capital, had he converted his Series B Preferred Shares immediately prior to that Change in Capital.

(vii) For purposes of this Article 11(e) and Article 11(f), the following definitions shall apply:

Additional Ordinary Shares shall mean all Ordinary Shares issued (or, deemed to be issued) by the Company after the Series B Issue Date, other than (1) the Ordinary Shares listed below, and (2) the Ordinary Shares deemed to be issued pursuant to the Options and Convertible Securities listed below (clauses (1) and (2), collectively, Exempted Securities):

(aa)  Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on the Preferred Shares;

(bb)  Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Ordinary Shares;

(cc)  Ordinary Shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, including the Series B Preferred Director;

(dd)  Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(ee)  Ordinary Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, including the Series B Preferred Director;

(ff)   Ordinary Shares, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, including the Series B Preferred Director;

(gg)  Ordinary Shares, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganisation or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company, including the Series B Preferred Director; or

(hh)  Ordinary Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company, including the Series B Preferred Director.

Convertible Securities shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options.

Option means rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

(viii)  In the event the Company shall at any time after the Series B Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For the purposes of the foregoing formula, the following definitions shall apply:

CP2 shall mean the Series B Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

CP1 shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

A shall mean the number of Ordinary Shares in the share capital of the Company issued immediately prior to such issue of Additional Ordinary Shares (treating for this purpose as issued all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series B Preferred Shares) issued (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

B shall mean the number of Ordinary Shares in the share capital of the Company that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

C shall mean the number of such Additional Ordinary Shares issued in such transaction.

(ix)   No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the holders of at least 56% of the then outstanding Series B Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

(x)    The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of the Series B Preferred Shares pursuant to this Article 11(e). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Ordinary Shares in a name other than that in which the Series B Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(xi)   In each case of an adjustment or readjustment of the Series B Conversion Price, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall timely deliver such certificate to each registered holder of the Series B Preferred Shares at the holder’s address as shown in the Company’s books.

(f)     Mandatory Conversion

(i)     Upon the earlier of (a) the closing of the sale of Ordinary Shares to the public at a price per share of at least the Series B Issue Amount (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, resulting in at least US$50 million in gross proceeds to the Company, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 56% of the then issued Series B Preferred Shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the Series B Mandatory Conversion Date), then (i) all issued Series B Preferred Shares shall automatically be converted and accordingly be re-designated and reclassified into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Series B Issue Amount by the Series B Conversion Price in effect at the time of the mandatory conversion, and (ii) such shares may not be reissued by the Company. The Series B Conversion Price and the rate at which the Series B Preferred Shares may be converted into Ordinary Shares shall be subject to adjustment as provided in Article 11(e). The Series B Preferred Share mandatory conversion feature shall be subject to the following terms.

(ii)    All Series B Preferred Shareholders shall be sent written notice of the Series B Mandatory Conversion Date and the place designated for mandatory conversion of all such Series B Preferred Shares. Such notice need not be sent in advance of the Series B Mandatory Conversion Date. Upon receipt of such notice, each Series B Preferred Shareholder shall surrender his, her or its certificate or certificates representing those Series B Preferred Shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorised in writing. All rights with respect to the Series B Preferred Shares converted, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate on the Series B Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence. As soon as practicable after the Series B Mandatory Conversion Date and the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Shares, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of Ordinary Shares into which his, her or its Series B Preferred Shares were converted in accordance with the provisions hereof and such converted Series B Preferred Shares may not be reissued as shares of such series.

(iii)  Fractions of Ordinary Shares shall not be issued on conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series B Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

(iv)   Appropriate and proportional adjustments shall be made to the Series B Conversion Price and the conversion right set forth in this Article 11(f) from time to time by the Directors in the event of any Change in Capital such that upon conversion of the Series B Preferred Shares following such Change in Capital, the holder of such Series B Preferred Share shall be entitled to receive such number of Ordinary Shares or other securities equal to the number of Ordinary Shares or other securities he would have been entitled to receive as an Ordinary Shareholder following a Change in Capital, had he converted his Series B Preferred Shares immediately prior to that Change in Capital.

(vi)   The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of the Series A Preferred Shares pursuant to this Article 11(f). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Ordinary Shares in a name other than that in which the Series B Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(g)    Meetings

Subject to applicable laws, Series B Preferred Shareholders owning a majority of the Series B Preferred Shares shall constitute the quorum at a meeting of the Series B Preferred Shareholders or in the event there being only one (1) Series B Preferred Shareholder, such Series B Preferred Shareholder or its duly authorised representative shall constitute the quorum at a meeting of the Series B Preferred Shareholders. The provisions of these Articles relating to General Meetings, notice of and proceedings at General Meetings and votes of members shall (subject to and except to the extent inconsistent with this Article 11) apply mutatis mutandis to any separate class meeting of the Series B Preferred Shareholders.

(h)    Further Preferred Shares

Without prejudice to the generality of Article 12 below, the issue by the Company of shares which rank in any respect pari passu with, or in priority to the Series B Preferred Shares, shall be deemed to constitute a variation of the rights attached to the Series B Preferred Shares.

(i)     Transfers, Registration and Replacement

The Series B Preferred Shares will be in registered form and the Company shall maintain a Register of Series B Preferred Shareholders. The provisions of these Articles relating to the registration, transfer, transmission, certificates and replacement thereof applicable to Ordinary Shares shall apply mutatis mutandis to the Series B Preferred Shares.

(j)     Substitution Securities

In the event of a winding-up or dissolution of the Company pursuant to reconstruction, amalgamation, merger or consolidation, the resultant corporate entity responsible for the liabilities of the Company with respect of the Series B Preferred Shares shall issue such securities in substitution and replacement of the Series B Preferred Shares and on such terms as shall be approved by Series B Preferred Shareholders in accordance with Article 12 unless the terms of such securities in substitution are no less favourable than the terms of the Series B Preferred Shares. As a condition to any such winding-up or dissolution, the Company shall procure that the resultant corporate entity shall (in favour of the Series B Preferred Shareholders) undertake to comply with the provisions of Articles 11 to 14 (both inclusive).

(k)    Payments

All payments or distributions with respect to the Series B Preferred Shares held jointly by two (2) or more persons shall be paid or made to whichever of such persons is named first in the Register of Series B Preferred Shareholders and the making of any payment or distribution in accordance with this Article 11(k) shall discharge the liability of the Company in respect thereof.

(l)     Prescription

Any Series B Preferred Shareholder who has failed to claim dividends, distributions or other property or rights within six (6) years of their having been made available to him will not thereafter be able to claim such dividends, distributions or other property or rights which shall be forfeited and shall revert to the Company. The Company shall retain such distributions or other property or rights but shall not at any time be a trustee in respect of any dividends, distributions or other property or rights nor be accountable for any income or other benefits derived therefrom.

(m)   No Issue after Series B Mandatory Conversion Date

Notwithstanding anything in these Articles, the Company shall not issue additional Series B Preferred Shares at any time after the Series B Mandatory Conversion Date.

(n)    Disapplication of Articles 11 to 14

Notwithstanding any provision in these Articles to the contrary, Articles 11 to 14 (both inclusive) shall be revoked and shall have no further legal effect upon the mandatory conversion of all Series B Preferred Shares in issue as at the Series B Mandatory Conversion Date.

12.	Any consent, approval or sanction of the Series B Preferred Shareholders required under Articles 11 to 14 (both inclusive) and/or any variation, abrogation, devaluation, dilution or other limitation of the rights of the Series B Preferred Shareholders as set out in Articles 11 to 14 (both inclusive) shall require the approval of Series B Preferred Shareholders owning 56% of the Series B Preferred Shares in a separate class meeting of the Series B Preferred Shareholders; provided, however, if any consent, approval or sanction would adversely change the rights of a Series B Preferred Shareholder in a manner disproportionate to the rights of the Series B Preferred Shareholders approving such consent, approval or sanction, then the consent of such Series B Preferred Shareholder shall also be required.

13.	Any notice or other document may be given by the Company to any Series B Preferred Shareholder either personally or by sending it through the post in a prepaid letter or by facsimile transmission or other tangible and legible form of electronic or similar form of communication addressed to such Series B Preferred Shareholder at his address as appearing in the Register of Series B Preferred Shareholders. All notices with respect to any Series B Preferred Shares to which persons are jointly entitled shall be given to whichever of such person is named first in the Register of Series B Preferred Shareholders, and notice so given shall be sufficient notice to all the holders of such Series B Preferred Shares. Any notice or other document, if sent by post, shall be deemed to have been served or delivered five (5) days after the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and served by prepaid post. Any notice or other document, if served by facsimile transmission or other tangible and legible form of electronic or similar form of communication shall be deemed to have been served upon receipt thereof. Production of a copy of a notice sent by facsimile transmission or other tangible and legible form of electronic or similar form of communication bearing an acknowledgement of successful transmission in accordance with normal procedures under the system in use shall be sufficient proof of receipt thereof.

14.	In the event of any conflict or inconsistency between the provisions of Articles 11 to 14 (both inclusive) and the other provisions of these Articles, then (in favour of the Series B Preferred Shareholders) the provisions of Articles 11 to 14 (both inclusive) shall prevail.

15.	If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated by way of a Special Resolution passed at a separate General Meeting of the holders of shares of the class, subject in all cases to the provisions of the Act, provided further that to every such Special Resolution the provisions of Section 184 of the Act shall with such	Variation of rights

adaptations as are necessary apply. To each such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply such that the necessary quorum shall be two person(s) (unless all the shares of the class are held by one person whereupon no quorum is applicable) at least holding or representing by proxy or by attorney one-third of the issued shares of the class, and at such General Meeting any holder of shares of the class present in person or by proxy or by attorney may demand a poll. Where the necessary majority for such a Special Resolution is not obtained at such Meeting, consent in writing obtained from the holders of three-fourths of the issued shares of the relevant class within two months of the Meeting shall be as valid and effectual as a Special Resolution carried at the Meeting.

16.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.	Creation or issue of further shares with special rights

17.

The Company may pay any expenses (including brokerage or commission) incurred on any issue of shares or purchase or acquisition of shares at such rate or amount and in such manner as the Directors deem fit, and may use its share capital to pay any expenses (including brokerage or commission) incurred directly in the issue of new shares. Such expenses may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may, in addition to, or in lieu of, such commission, in consideration of any person so subscribing or agreeing to subscribe, or of his procuring or agreeing to procure subscriptions, for any shares in the Company, confer on any such person an option call within a specified time for a specified number of shares in the Company at a specified price or on such other terms and conditions as the Directors may deem fit.

Power to pay commission and brokerage.

18.

Where any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on so much of the share capital (except treasury shares) as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

Power to charge interest on capital

19.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Exclusion of equities

20.	If two or more persons are registered as joint holders of any share any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be	Joint holders

deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. On the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognized by the Company as having any title to such share but the Directors may require such evidence of death as they deem fit.

21.	No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share. Subject to the Act and the regulations of the Designated Stock Exchange, save as expressly provided by or in accordance with these Articles, fractions of shares arising from any alteration of the Company’s share capital shall be disregarded and not issued, or aggregated and dealt with in such manner as the Directors may, in their absolute discretion, deem fit in the interest of the Company.	Fractional part of a share

22.	If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.	Payment of instalments

23.	Certificates of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates, whether the shares are fully or partly paid up and the amount (if any) unpaid on the shares. The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Auditors of the Company. No certificate shall be issued representing more than one class of shares in the Company’s share capital.	Share Certificates

24.	Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers only part of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding S$2/- for each such new certificate as the Directors may determine.	Entitlement to certificates

25.	If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding S$2/- as the Directors may determine. Subject to the provisions of	New certificates may be issued

the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding S$2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

RESTRICTION ON TRANSFER OF SHARES

26.

(a)    Subject to the restrictions of these Articles and the applicable laws and the rules and regulations of the Designated Stock Exchange, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors and the Designated Stock Exchange may approve. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

Form of Transfer

(b)    The Directors in so far as permitted by any applicable law may, in their absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register of any share on any branch register to the Register or any other branch register. In the event of such transfer, the Member requesting such transfer shall bear the cost of effecting the transfer unless the Directors otherwise determine.

27.	All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.	Retention of Transfers

28.	No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.	Infant, bankrupt or unsound mind

29.

(a)    Subject to the provisions of these Articles, there shall be no restriction on the transfer of fully paid-up shares (except where required by law or by the rules, bye-laws or regulations of the Designated Stock Exchange) but the Directors may in their absolute discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid-up, may refuse to register a transfer to a transferee of whom they do not approve. If the Directors refuse to register a transfer they shall within one month of the date of application for the transfer by notice in writing to the applicant state the facts which are considered to justify the refusal to register the transfer.

Directors’ power to decline to register

(b)    Unless the Directors otherwise agree (which agreement may be on such terms and subject to such conditions as the Directors in their absolute discretion may from time to time determine, and which agreement the Directors shall, without giving any reason therefor, be entitled in their absolute discretion to give or withhold), no shares upon the principal register of the Company shall be transferred to any branch register nor shall shares on any branch register be transferred to the principal register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant share registration office designated by the Company, and, in the case of any shares on the principal register, at the registered office of the Company or such other place in Singapore at which the principal register is kept in accordance with the Act.

(c)    The registration of transfer of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in whole thirty days in any year) as the Directors may determine.

30.	The Directors may decline to register any instrument of transfer unless:	Instrument of transfer
(a) such fee not exceeding S$2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof;

(b) the amount of proper duty (if any) with which each instrument of transfer of shares is chargeable under any law for the time being in force relating to stamps is paid; and

(c)    the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of stamp duty (if any), the certificates of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do.

31.	The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.	Register of Transfers

32.	(a) The Company shall keep in one or more books a Register and shall enter therein particulars required by the Act.	Register of Members

(b)    Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Directors may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

(c)    The Register, including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of the Designated Stock Exchange or by any electronic means as may be accepted by the Designated Stock Exchange, be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.

TRANSMISSION OF SHARES

33.	In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.	Transmission on death

34.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.	Persons becoming entitled on death or bankruptcy of Member may be registered

35.	Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.	Rights of unregistered executors and trustees

36.	There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/- as the Directors may from time to time require or prescribe.	Fee for registration of probate etc.

CALL ON SHARES

37.	The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.	Call on shares

38.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments	Time when made

39.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.	Interest on calls

40.	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.	Sum due on allotment

41.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate

42.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten percent per annum as the Member paying such sum and the Directors agree upon.	Payment in advance of calls

FORFEITURE AND LIEN

43.	If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.	Notice requiring payment of calls

On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

44.	The notice shall name a further day (not being less than fourteen (14) days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.	Notice to state time and place

45.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.	Forfeiture on non- compliance with notice

46.	A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.	Sale of shares forfeited

47.	A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten percent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.	Rights and liabilities of Members whose shares have been forfeited or surrendered

48.	The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.	Company’s lien

49.	The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of	Sale of shares subject to lien

fourteen (14) days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

50.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.	Application of proceeds of such sales

51.	A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.	Title to shares forfeited or surrendered or sold to satisfy a lien

ALTERATION OF CAPITAL

52.	Subject to the provisions of the Act, the Company in General Meeting may from time to time by Ordinary Resolution, increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.	Power to increase capital

53.	Subject to any special rights for the time being attached to any existing class of shares, any new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.	Rights and privileges of new shares

54.	Subject to the provisions of these Articles and of the Act and of any resolution of the Company in a General Meeting passed pursuant thereto, the issue of new shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. The Directors shall also have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any	Issue of new shares

dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by shareholders in general meeting and on such terms as the Directors shall think fit.

55.	Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.	New shares otherwise subject to provisions of Articles

56.	Subject to the provisions of these Articles and the Act, the Company may by Ordinary Resolution:-	Power to consolidate, cancel and subdivide shares

(a) consolidate and divide all or any of its share capital;

(b)    cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled;

(c)    subdivide its shares or any of them provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d) change the currency denomination of its share capital; and

(e) convert any class of shares into any other class of shares.

57.	The Company may reduce its share capital, in accordance with the provisions of the Act and any other applicable law.	Power to reduce capital

STOCK

58.	The Company may by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares of any denomination.	Power to convert into stock

59.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine.	Transfer of stock

60.	The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the	Rights of stockholders

stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

61.	All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words share and shareholder or similar expressions herein shall include stock or stockholder.	Interpretation

GENERAL MEETINGS

62.	(a) All General Meetings may be held in Singapore or such other jurisdictions as the Directors may deem fit.	Annual General Meeting

(b)    Subject to and unless as otherwise may be permitted under the provisions of the Act, the Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next, provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year. In addition, for so long as the shares of the Company are listed on the Designated Stock Exchange, the interval between the close of the Company’s financial year and the date of the Company’s annual general meeting shall not exceed such period as may be prescribed or permitted by the Designated Stock Exchange.

63.	(a) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings

	(b) The time and place of any General Meeting shall be determined by the Directors.	Time and place

64.	The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.	Calling Extraordinary General Meetings

NOTICE OF GENERAL MEETINGS

65.	Any General Meeting at which it is proposed to pass Special Resolutions or (save as provided by the Act and the rules and regulations of the Designated Stock Exchange) a resolution of which special notice has been given to the Company, shall be called by at least twenty-one (21) days’ notice in writing and any other General Meeting by at least fourteen (14) days’ notice in writing	Notice of Meetings

(exclusive in either case of the day on which it is served or deemed to be served and of the day for which it is given). The notice must specify the place, the day and the hour of meeting, and in the case of special business the general nature of such business, and shall be given in the manner hereinafter mentioned to all Members other than such as are not under the provisions of these Articles and the Act entitled to receive such notices from the Company, provided that notwithstanding that a General Meeting has been called by a shorter notice than that specified above, such General Meeting shall be deemed to have been duly called if it is so agreed:-

(a)    in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)    in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote thereat as is required by the Act, being a majority together holding not less than 95 percent of the total voting rights of all the Members having a right to vote at that meeting.

Provided also that the accidental omission to give notice to, or the non-receipt by, any person entitled thereto shall not invalidate the proceedings at any General Meeting.

66.

(a)    Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

(b)    In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

(c)    In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

Contents of notice

67.

Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:

(a)    declaring dividends;

(b)    reading, considering and adopting the financial statements, the signed Directors’ statement accompanying the financial statements (in such form, manner and content as prescribed by the Act) and the reports of the Auditors, and other documents required to be annexed to the financial statements;

(c)    appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(d)    fixing the remuneration of the Directors proposed to be paid under Article 93.

Routine Business

PROCEEDINGS AT GENERAL MEETINGS
68.	No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein provided, the quorum at any General Meeting shall be any two Members present in person or by proxy or by attorney or, in the case of a corporation, by a representative and entitled to vote thereat. For the purpose of this Article, Member includes a person attending by proxy or by attorney and a corporation being a Member shall be deemed to be personally present if represented in accordance with the provisions of Section 179(3) of the Act and such corporate representative is not otherwise entitled to be present at the meeting as a Member or proxy or as a corporate representative of another member.	Quorum

69.	Subject to the provisions of the Act, any Member may participate at any General Meeting by video conference, audio visual or by means of similar communication equipment whereby all persons participating in the meeting are able to see and hear each other in which event such Member shall be deemed to be present at the meeting. A Member participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Minutes of the proceedings at a meeting by video conference, audio visual, or other similar communications equipment signed by the chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities. Such a meeting shall be deemed to take place where the largest group of Members present for purposes of the meeting is assembled or, if there is no such group, where the chairman is present.	Meeting by video conference, audio visual or similar communication means

70.	If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.	Adjournment if quorum not present

71.	The chairman of the Directors (if any) and in his absence the deputy chairman of the Directors (if any) shall preside at every General Meeting, but if such officers have not been appointed or if neither of them be present at a meeting within fifteen minutes after the time appointed for holding the same, the Directors present, or in default the Members present, shall choose a Director to be chairman of the meeting or, if no Director be present or if all the Directors present decline to take the chair, they shall choose a Member present to be chairman of the meeting.	Chairman

72.

The chairman of the meeting may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty (30) days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Adjournment

73.

At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll has been demanded prior to the declaration of the result of the show of hands by: (a) the Chairman; (b) not less than 5 Members having the right to vote at the meeting; (c) one Member or Members representing not less than 10% of the total voting rights of all Members having the right to vote at the General Meeting; or (d) by a Member or Members holding shares in the Company conferring a right to vote at the General Meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right, provided in each case that no poll shall be demanded in respect of the election of a Chairman or relating to any adjournment of such meeting. A demand for a poll may be withdrawn.

Method of voting

74.

If a poll has been duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of such poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Taking a poll

75.

If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude. A declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Votes counted in error

76.

In the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

Chairman’s casting vote

77.

A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty (30) days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

Time for taking a poll

78.	The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business after demand for a poll

VOTES OF MEMBERS

79.

Subject to the Act, these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote (provided that in the case of a Member who is represented by two proxies, only one of the two proxies as determined by that Member or, failing such determination, by the Chairman of the meeting (or by a person authorised by him) in his sole discretion shall be entitled to vote on a show of hands) and on a poll every such Member shall have one vote for every share of which he is the holder.

Voting rights of Members

80.

Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

Voting rights of joint holders

81.

A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the Meeting.

Voting rights of Members of unsound mind

82.

Subject to the provisions of the Act and these Articles, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Right to vote

83.

No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.

Objections

84.

On a poll, votes may be given either personally or by proxy or by attorney or in the case of a corporation, by its representative, and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Votes on a poll

85.

An instrument appointing a proxy shall be in writing and:-

(a)    in the case of an individual shall be signed by the appointor or by his attorney; and

(b)   in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

Appointment of proxies

86.	A proxy need not be a Member of the Company.	Proxy need not be a Member

87.	An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.	Deposit of proxies

88.

An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll:-

WAVE LIFE SCIENCES LTD.

“I/We,

Of

a Member/Members of the abovenamed Company

hereby appoint

of

or whom failing

of

to vote for me/us and on my/our behalf at

the (Annual, Extraordinary or Adjourned,

as the case may be) General Meeting of

the Company to be held on the             day

of                      and at every adjournment

thereof.

Dated this day                     of 20

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

Form of proxies

89.	A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was	Intervening death or insanity of principal not to revoke proxy executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

90.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company.	Corporations acting by representatives

DIRECTORS

91.	Subject to the other provisions of Section 145 of the Act, the Company shall have at least one Director being a natural person of full age and capacity who is ordinarily resident in Singapore and unless otherwise determined by a General Meeting, there shall be no maximum number of Directors holding office at any time.	Number of Directors

92.	A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.	Qualification

93.	Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.	Remuneration of Directors

94.	The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.	Travelling expenses

95.	Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may, subject to Section 169 of the Act, be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine. The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event, such determination shall be without prejudice to any claim for damages for breach of any contract or service between him and the Company.	Extra Remuneration

96.	Other than the office of Auditor (or Secretary in the case of the Company having only one Director), a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.	Power of Directors to hold office of profit and to contract with Company

97.	Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.	Directors to observe Section 156 of the Act

98.

(a)    A Director may be or become a director of or hold any office or place of profit (other than as Auditor or Secretary in the case of the Company having only one Director) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

(b)    Subject always to Article 99, the Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Directors may exercise voting power conferred by Company’s shares in another company

MANAGING DIRECTORS

99.	The Directors may from time to time appoint one or more of their body to be a managing director or managing directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.	Appointment of Managing Directors

100.	A Managing Director shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.	Resignation and removal of Managing Director

101.	Subject to Section 169 of the Act, the remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes.	Remuneration of Managing Director

102.	The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.	Powers of Managing Director

VACATION OF OFFICE OF DIRECTOR

103.

The office of a Director shall be vacated in any one of the following events, namely:-

(a)    if he becomes prohibited from being a Director by reason of any order made under the Act;

(b)    if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles;

(c)    subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office;

(d)    if he has a receiving order made against him or suspends payments or compounds with his creditors generally;

(e)    if he is found lunatic or becomes of unsound mind; or

(f)     if he be absent from meetings of the Directors for a continuous period of six months without leave from the Directors and the Directors resolve that his office be vacated.

Vacation of office of Director

APPOINTMENT AND REMOVAL OF DIRECTORS

104.

(a)    Subject to the requirements of the Act, the Company may by Ordinary Resolution remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director.

Removal of Directors and Appointment in place of Director removed

(b) The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article.

105.	Subject to the Act, any Director shall retire at the next annual general meeting of the Company and shall then be eligible for re-election at that meeting.	Retiring of Directors

106.	The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.	Directors’ power to fill casual vacancies and to appoint additional Director

ALTERNATE DIRECTOR

107.

(a)    Any Director may at any time by writing under his hand and deposited at the Office or by telefax, telex, cable or electronic mail sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex, cable or electronic mail shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

Appointment of Alternate Directors

(b)   A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

(c)    The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

(d)   An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointment as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 113.

(e)    An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote, provided that he shall not constitute a quorum under Article 110 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

(f)     An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(g) An Alternate Director shall not be required to hold any share qualification.

PROCEEDINGS OF DIRECTORS
108.

(a)    The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of these Articles questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

Meetings of Directors

(b)    Any Director or his Alternate may participate at a meeting of the Directors by telephone conference, video conference, audio visual or by means of similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Director or his Alternate shall be deemed to be present at the meeting. A Director or his Alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such a meeting shall be deemed to take place where the largest group of Directors present for purposes of the meeting is assembled or, if there is no such group, where the Chairman is present. Minutes of the proceedings at a meeting by telephone conference, video conference, audio visual, or other similar communications equipment signed by the Chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities.

Participation in a Meeting by conference telephone

109.	A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. At least fourteen (14) days’ notice in writing (exclusive of the day on which the notice is served or is deemed to be served) of every meeting of the Directors shall be given to every Director. Every such notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be transacted, provided that any Director may waive the requirement for notice or accept shorter notice of any meeting of the Directors.	Convening meetings of Directors

110.	Except where the Company only has one Director, the quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be a majority of the Directors, provided that where no quorum is present at any duly convened meeting, the	Quorum

meeting shall be adjourned seven (7) days thereafter at the same time and place and such Directors as are present at such meeting shall be the quorum. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors. In the case where the Company has only one Director, Article 117 shall apply.

111.	The continuing Directors may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing one or more Directors.	Proceedings in case of vacancies

112.	The Directors present shall choose one of their numbers to be Chairman at such meeting, and, if desired, a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.	Chairman

113.	A resolution in writing signed by the majority of Directors being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors, provided that, where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate Director may sign. For the purposes of this Article 113 only, the expressions in writing and signed include approval by any such Director by telefax, telex, cable, telegram, wireless or facsimile transmission or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.	Resolutions in writing

114.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.	Power to appoint committees

115.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.	Proceedings at committee meetings

116.

All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

Validity of acts of Directors in spite of some formal defect

117.

Notwithstanding anything in these Articles, where the Company only has one Director, all acts required to be done or business required to be transacted by a meeting of Directors or of a committee of Directors may be done or undertaken by the sole Director and a declaration made by the sole Director, and recorded and signed by the sole Director, shall be evidence that the same has been done or undertaken.

Declaration by a sole Director

GENERAL POWERS OF THE DIRECTORS
118.

(a)    The business of the Company shall be managed by or under the direction or supervision of the Directors. The Directors may exercise all the powers of the Company except any powers that this Act or the Memorandum of Association and Articles of the Company require the Company to exercise in General Meeting. In particular and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company by the Memorandum of Association or permitted by law together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital; provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

General powers of Directors to manage Company’s business

(b)    The Directors may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Directors may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Directors (other than their powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

119.

The Directors may from time to time appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

Power to appoint attorneys
120.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Signatures of cheques and bills

BORROWING POWERS

121.	Subject to the Act and the provisions of these Articles, the Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.	Directors’ borrowing powers

SECRETARY

122.	The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.	Secretary

123.	Where the Company has only one Director, such Director may not hold the office of the Secretary.	Sole Director not to act as Secretary

SEAL

124.

(a)    The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

Seal

	(b) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal
	(c) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words Share Seal.	Share Seal

AUTHENTICATION OF DOCUMENTS
125.

Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company, including a resolution passed by written means, or resolutions passed by the Directors, and any books, records, documents and financial statements relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

Power to authenticate documents
126.	A document purporting to be a copy of a resolution of the Directors, an extract from the minutes of a meeting of Directors or a declaration signed by a sole Director in accordance with Article 117 hereof, which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted or deemed meeting of the Directors. Any authentication or certification made pursuant to this Article may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.	Certified copies of the resolution of the Directors.

DIVIDENDS AND RESERVES
127.

(a)    The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

Payment of dividends

(b)    The Directors may resolve that no dividends shall be payable to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of special formalities, this would or might, in the opinion of the Directors, be unlawful or impractical. Members affected as a result of the foregoing sentence shall not be, or deemed to be, a separate class of Members for any purpose whatsoever.

128.	Subject to the rights of holders of shares with special rights as to dividend (if any), and the Act, all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amount paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.	Apportionment of dividends

129.	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.	Payment of preference and interim dividends

130.	No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest

131.	The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.	Deduction of debts due to Company

132.	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.	Retention of dividends on shares subject to lien

133.	The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.	Retention of dividends on shares pending transmission

134.	The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.	Unclaimed Dividends

135.	The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect	Payment of dividend in specie

to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

136.	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.	Dividends payable by cheque

137.	A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer

RESERVES

138.	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.	Power to carry profit to reserve

CAPITALISATION OF PROFITS AND RESERVES

139.	The Company may, upon the recommendation of the Directors, by Ordinary Resolution resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the	Power to capitalise profits

proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

140.	Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.	Implementation of resolution to capitalise profits

MINUTES AND BOOKS

141.

The Directors shall cause minutes to be made in books to be provided for the purpose:-

(a)    of all appointments of officers made by the Directors;

(b)    of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c)    of all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

(d)    of all declarations made by a sole Director which is recorded and signed by the sole Director; and

(e)    of all resolutions passed by written means with the indication of each Member’s agreement (or agreement on his behalf) to the resolutions.

Minutes

142.	The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges created by or affecting property of the Company, in regard to keeping a Register of Directors, Managers, Secretaries and Auditors, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any	Keeping of Registers, etc.

Register of Holders of Debentures of the Company. The Company may maintain branch registers of members in accordance with Section 196 of the Act, which shall be kept at such place or places as the Directors think fit outside of Singapore.

143.	Any register, index, minute book, book of accounts or other document required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either in hard copy form or in electronic form, subject to compliance with the provisions of the Act.	Form of registers, etc.

ACCOUNTS

144.	The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.	Directors to keep proper accounts.

145.	Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.	Location and Inspection

146.	The Directors shall, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in General Meeting the financial statements (including such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary (unless such meeting has been dispensed with in accordance with the provisions of the Act)).	Presentation of accounts.

147.	A copy of the financial statements (including every balance sheet and profit and loss account) which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto shall not less than fourteen (14) days (or, where such meeting has been dispensed with in accordance with the provisions of the Act, twenty-eight (28) days before the date such meeting was to be held) before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles, provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.	Copies of accounts.

AUDITORS

148.	Subject to the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the financial statements of the Company and shall make his report as required by the Act.	Appointment of Auditors

149.	Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.	Validity of acts of Auditors in spite of some formal defect

150.	The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.	Auditors’ right to receive notices of and attend at General Meetings

NOTICES

151.

(a)    Any notice may be given by the Company to any Member in any of the following ways:-

(i)     by delivering the notice personally to him; or

(ii)    by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(iii)  by sending a cable, telex, or telefax containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company;

(iv)   by such other manner as may be prescribed by the Act, including by electronic communication containing the text of the notice to him at an electronic mailing address as previously notified by the Member concerned to the Company for the purpose of receiving electronic communication; or

(v)    otherwise as may be permitted or required by the laws applicable to, or the regulations, guidelines or other requirements of, the Designated Stock Exchange.

Service of notice

(b)    Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or telephone or other electronic means or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

152.	All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.	Service of notices in respect of joint holders

153.

Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles, except where the Member has an electronic mailing address notified to the Company for the purpose of receiving electronic communication whereupon any notice may be served by the Company to the Member concerned by electronic communication at the said electronic mailing address.

Members shall be served at registered address
154.

A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company shall have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.

Service of notices after death etc. of a Member.
155.

(a)    Any notice given in conformity with Article 151 shall be deemed to have been given at any of the following times as may be appropriate:-

(i)     when it is delivered personally to the Member, at the time when it is so delivered;

(ii)    when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the following day following that on which the notice was put into the post;

(iii)  when the notice is sent by cable, telex, telefax or other electronic communication, on the day it is so sent.

(iv)   In the case of any notice given in any other manner, at such times as may be prescribed by the Act.

When service effected

(b)    In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex, telefax or other electronic communication was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for despatch.

156.	Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.	Signature on notice

157.

When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by these Articles or by the Act, be counted in such number of days or period.

Day of service not counted
158.

(a)    Notice of every General Meeting shall be given in the manner hereinbefore authorised to:-

(i)     every Member;

(ii)    every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(iii)  the Auditor for the time being of the Company.

Notice of General Meeting
159.	The provisions of Articles 151, 155, 156 and 157 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

SIGNATURES
160.	For the purposes of these Articles, a cable, telex, telefax or other electronic communication purporting to come from a holder of shares or, as the case may be, a Director or Alternate Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof of a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or Alternate Director in the terms in which it is received.

WINDING UP
161.

If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

Distribution of assets in specie

AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION OR NAME OF COMPANY
162.	No Article shall be rescinded, altered or amended and no new Article shall be made except as permitted pursuant to the rules and regulations of the Designated Stock Exchange (or pursuant to any written approval required thereunder), which shall be approved by the Directors and confirmed by a Special Resolution of the Members. A Special Resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.	Amendments to Memorandum and Articles of Association or name of Company

INFORMATION

163.	No Member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trading or operations or any matter which is or may be in the nature of a trade secret, proprietary information or secret process in respect of or relating to the conduct of the business of the Company and which in the opinion of the Directors would be inexpedient in the interests of the Members of the Company to communicate to the public except as required by law or applicable rules or regulations of the Designated Stock Exchange.	Information

UNTRACEABLE MEMBERS

164.

(a)    Without prejudice to the rights of the Company under paragraph (b) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. The Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

Untraceable Members

(b)    The Company may transfer shares held by a Member who is untraceable in accordance with Section 390 of the Act, as amended from time to time, subject to and in accordance with the requirements thereof.

INDEMNITY

165.

(a)    Subject to the Act and every other Act for the time being in force concerning companies and affecting the Company, each of our Directors and officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by the Company or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either Director, officer, Secretary or employee of the Company or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Act.

Indemnity of Directors and officers

(b)    Subject to the Act and every other Act for the time being in force concerning companies and affecting the Company, the Directors and officers are indemnified against costs, charges, fees and other expenses that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a Director, officer or employee of the Company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Act, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company, or which would otherwise result in such indemnity being voided under applicable Singapore laws. No Director or officer of the Company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other Director or officer, and to the extent permitted by Singapore law, the Company shall contribute to the amount paid or payable by a Director or officer in such proportion as is appropriate to reflect the relative fault of such Director or officer, taking into consideration any other relevant equitable considerations, including acts of other Directors or officers and the Company, and the relative fault of such parties in respect thereof.

(c)    Subject to the Act and every other Act for the time being in force concerning companies and affecting the Company, no Director, Managing Director or other officer shall be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Company, through the insufficiency or deficiency of title to any property acquired by order of the Directors for the Company or for the insufficiency or deficiency of any security upon which any of the Company’s moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, default, breach of duty or breach of trust.

PERSONAL DATA
166.

(a)    A Member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

(i)     implementation and administration of any corporate action by the Company (or its agents or service providers);

(ii)    internal analysis and/or market research by the Company (or its agents or service providers);

Personal data

(iii)     investor relations communications by the Company (or its agents or service providers);

(iv)     administration by the Company (or its agents or service providers);

(v)      implementation and administration of any service provided by the Company (or its agents or service providers) to its members to receive notices of meetings, annual reports and other shareholders communications and/or for proxy appointment, whether by electronic means or otherwise;

(vi)     processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any General Meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any General Meeting (including any adjournment thereof);

(vii)    implementation and administration of, and compliance with, any provision of these presents;

(viii)  compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines; and

(ix)     purposes which are reasonably related to any of the above purposes.

(b)    Any Member who appoints a proxy and/or representative for any General Meeting and/or any adjournment thereof is deemed to have warranted that where such Member discloses the personal data of such proxy and/or representative to the Company (or its agents and service providers), that Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in Article 166(a)(vi), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such Member’s breach of warranty.

REGISTRATION NO. 201218209G

THE COMPANIES ACT (CHAPTER 50) OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

WAVE LIFE SCIENCES LTD.